UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2007

K2 INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4290	95-2077125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 El Camino Real Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 494-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 9, 2007, K2 Inc. (“K2”) announced that it expects Adjusted diluted earnings per share to exceed the previous guidance range, and it provided a new estimated earnings range. Further to that announcement, K2 expects net sales for fiscal year 2006 to be in the range of $1.390 billion to $1.395 billion, exceeding the previous range of $1.36 billion to $1.38 billion.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2007, K2 issued a press release announcing that the Board of Directors (the “Board”) appointed J. Wayne Merck, formerly President and Chief Operating Officer, as President and Chief Executive Officer and as a member of the Board. Mr. Richard J. Heckmann, who has been Chairman of the Board since April 2000 and Chief Executive Officer since October 2002, will remain as Chairman of the Board and has been appointed Executive Chairman. The effective date of these appointments is February 12, 2007. A copy of K2’s press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 5.02 by reference.

Mr. Heckmann, 63, served as a director of MPS Group, Inc. from April 2003 through March 2004, Philadelphia Suburban Corporation from August 2000 through February 2002, United Rentals, Inc. from October 1997 through May 2002, Waste Management Inc. from January 1994 through January 1999 and Station Casinos, Inc. from April 1999 through March 2001. Mr. Heckmann retired as Chairman of Vivendi Water, an international water products group of Vivendi S.A., a worldwide utility and communications company with headquarters in France, in June 2001. Mr. Heckmann was Chairman, President and Chief Executive Officer of U.S. Filter Corporation, a worldwide provider of water and wastewater treatment systems and services, from 1990 to 1999. Vivendi acquired US Filter on April 29, 1999. He has served as the associate administrator for finance and investment of the Small Business Administration in Washington, DC and was the founder and Chairman of the Board of Tower Scientific Corporation.

Mr. Merck, 46, has been President and Chief Operating Officer of K2 since November 2003. Prior to that, he was Executive Vice President and Chief Operating Officer of K2 from October 2002. He served as Executive Vice President of Operations of K2 from July 2000, Vice President of K2 from January 1996 and President of Shakespeare Composites, a division of Shakespeare, a wholly-owned subsidiary of K2, from 1996. Mr. Merck served as President of K2’s former business, Anthony Pools, from February 1994 to June 1996.

In connection with the above appointments, K2 entered into an employment agreement with each of Mr. Heckmann and Mr. Merck, on terms that are substantially similar to the employment agreements in place with such executives prior to such appointments. These agreements supersede in their entirety the previous employment agreements with Messrs. Heckmann and Merck, each of which was dated February 14, 2005. K2 also has in place a severance benefit plan in favor of Mr. Heckmann and Mr. Merck, which remains in place.

The employment agreements, together with the severance benefit plan, provide for, among other things, the following compensation and benefits:

(1)	Mr. Heckmann will receive an annual salary of $755,000, and Mr. Merck will receive an annual salary of $725,000.

(2)	Each executive will continue to be eligible to receive a bonus based on achievement of K2 and individual milestones.

(3)	The Compensation Committee of the Board of Directors, at its discretion, will consider future equity grants beginning with 2007 annual equity awards.

(4)	An entitlement to be eligible to participate in benefits under any benefit plan or arrangement which may be in effect from time to time and made available to K2’s employees.

(5)	At will employment that may be terminated by the executive or K2 at any time for any reason or no reason at all.

(6)	Termination of the employment agreement at any time (a) upon the death of the executive, (b) upon the Complete Disability (as defined in the employment agreement) of the executive, (c) for Cause (as defined in the employment agreement) of executive or (d) for any reason, subject to the change in control or severance payments described in item (8) or (9) below.

(7)	Termination of the employment agreement by the executive if (a) the Company materially breaches the employment agreement; (b) there is a significant reduction in the executive’s duties, position, authority or responsibilities as set forth in the employment agreement; (c) there is a reduction in executive’s base salary, bonus or other cash incentive compensation opportunity as in effect immediately prior to such reduction for any reason other than in connection with, and proportionate to, a company-wide pay reduction; (d) a substantial reduction in executive’s long-term non-cash incentive opportunities; (e) the failure of the Company to timely pay executive any portion of executive’s compensation then due to executive or the failure to pay or reimburse executive for any business expenses incurred by executive in accordance with the K2 policy in a reasonably timely manner; (f) a material reduction in executive’s benefits for any reason other than in connection with any change to K2’s benefit programs applicable to all employees; (g) a relocation of executive’s principal workplace by more than fifty miles; and (h) in connection with a change in control and only for Mr. Heckmann, if he resigns his employment within ninety days following such change in control.

(8)	If K2 becomes subject to a change in control transaction, and if, during the period four months prior or 12 months after such transaction, either Mr. Heckmann or Mr. Merck is terminated by K2 without Cause or resigns for reasons described above in items (7) (a) through 7(g) (and in the case only of Mr. Heckmann, item 7(h)), K2 will be obligated to continue to pay salary and bonus (which is the greater of (a) the average of the three annual bonuses paid prior to the date of termination or change of control or (b) the last annual bonus paid prior to such date) for 2.99 years as well as continue health insurance benefits for 2.99 years (unless covered by a subsequent employer) and accelerate the vesting of equity awards and extend the stock option exercise periods for the lesser of 36 months and the remaining term of the option. In addition, K2 will gross up payments under the agreement to compensate each executive for specified taxes.

(9)	If Mr. Heckmann is terminated by K2 without Cause not in connection with a change in control transaction, K2 will pay him 2.5 times his annual salary and bonus amount (as defined in the severance benefit plan), continue his health insurance coverage for 30 months from the date of termination, fully vest his equity awards and extend his stock option exercise period for the lesser of 30 months and the remaining term of the option.

(10)	If Mr. Merck is terminated by K2 without Cause not in connection with a change in control transaction, K2 will pay him two times his annual salary and bonus amount (as defined in the severance benefit plan), continue his health insurance coverage for 24 months from the date of termination, fully vest his stock options and extend his equity awards exercise period for the lesser of 24 months and the remaining term of the option.

Mr. Heckmann was not selected pursuant to any arrangement or understanding between him and any other person. There has been no transaction, or proposed transaction since January 1, 2005 to which K2 was or is to be a party, and in which Mr. Heckmann or any member of his immediately family had or is to have a direct or indirect material relationship other than (1) the Reimbursement Agreement, as amended, between K2 and Mr. Heckmann (a copy of which is filed as Exhibit 10.2 to K2’s Report on Form 10-Q (“10-Q”) for the quarter ended September 30, 2003 and Exhibit 10 to K2’s 10-Q for the quarter ended June 30, 2004, each of which is incorporated herein by reference), which was terminated on January 22, 2007 pursuant to the Termination of Reimbursement Agreement (a copy of which is filed as Exhibit 10.2 to K2’s Current Report on Form 8-K (“8-K”) filed with the SEC on January 19, 2007, which is incorporated herein by reference), (2) the Aircraft Lease Agreement between K2 and Heckmann Enterprises, Inc., a corporation owned 100% by Mr. Heckmann (a copy of which is filed as Exhibit 10.1 to K2’s 8-K filed with the SEC on January 19, 2007, which is incorporated herein by reference), (3) the employment agreement between K2 and Mr. Heckmann (a copy of which is filed herewith as Exhibit 10.1) and (4) the severance benefit plan (a copy of which is filed as Exhibit 10.4 to K2’s 8-K filed with the SEC on February 17, 2005, which is incorporated herein by reference). There are no family relationships between Mr. Heckmann and any of K2’s other directors, executive officers or persons nominated or chosen by K2 to become directors or executive officers.

Mr. Merck was not selected pursuant to any arrangement or understanding between him and any other person. There has been no transaction, or proposed transaction since January 1, 2005 to which K2 was or is to be a party, and in which Mr. Merck or any member of his immediately family had or is to have a direct or indirect material relationship other than (1) the employment agreement between K2 and Mr. Merck (a copy of which is filed herewith as Exhibit 10.2) and (2) the severance benefit plan (a copy of which is filed as Exhibit 10.4 to K2’s 8-K filed with the SEC on February 17, 2005, which is incorporated herein by reference). There are no family relationships between Mr. Merck and any of K2’s other directors, executive officers or persons nominated or chosen by K2 to become directors or executive officers.

On February 12, 2007, the Compensation Committee of the Board authorized and approved payments of cash bonus compensation for fiscal year 2006 and increases in the annual salaries for fiscal year 2007 for each of K2’s named executive officers. Pursuant to such authorization and approval, Richard J. Heckmann, Chairman of the Board and Executive Chairman, will receive $680,000 in cash bonus compensation for fiscal year 2006 and will receive an annual base salary of $755,000 for fiscal year 2007; J. Wayne Merck, President and Chief

Executive Officer, will receive $400,000 in cash bonus compensation for fiscal year 2006 and will receive an annual base salary of $725,000 for fiscal year 2007; Dudley W. Mendenhall, Senior Vice President and Chief Financial Officer, will receive $160,000 in cash bonus compensation for fiscal year 2006 and will receive an annual base salary of $340,000 for fiscal year 2007; John J. Rangel, President – K2 Inc. European Operations, will receive $150,000 in cash bonus compensation for fiscal year 2006 and will receive an annual base salary of $315,000 for fiscal year 2007; and Monte H. Baier, Vice President, General Counsel and Secretary, will receive $140,000 in cash bonus compensation for fiscal year 2006 and will receive an annual base salary of $295,000 for fiscal year 2007.

Item 8.01	Other Events

On February 16, 2007, K2 issued a press release announcing that it has established record and meeting dates for its 2007 annual meeting of shareholders. A copy of K2’s press release is attached hereto as Exhibit 99.2 and is incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

Exhibit Number	Reference
10.1	Employment Agreement between K2 Inc. and Mr. Richard J. Heckmann, dated as of February 12, 2007
10.2	Employment Agreement between K2 Inc. and Mr. J. Wayne Merck, dated as of February 12, 2007
99.1	Press release dated February 16, 2007 announcing the appointment of Richard J. Heckmann as Executive Chairman and J. Wayne Merck as Chief Executive Officer
99.2	Press release dated February 16, 2007 announcing the record and meeting dates for the Company’s 2007 annual meeting of shareholders

Safe Harbor Statement

This current report of Form 8-K includes forward-looking statements. K2 cautions that these statements are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements, including but not limited to K2’s ability to successfully execute its acquisition plans and growth strategy, integration of acquired businesses, weather conditions, consumer spending, continued success of manufacturing in China, global economic conditions, product demand, financial market performance, outcome of material litigation and other risks described in K2’s most recent annual report on Form 10-K, previous quarterly reports on Form 10-Q, and other current reports on Form 8-K, each as filed with the Securities and Exchange Commission. K2 cautions that the foregoing list of important factors is not exclusive, any forward-looking statements included in this current report of Form 8-K is made as of the date of this current report of Form 8-K, and K2 does not undertake to update any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K2 INC.

Date: February 16, 2007	/s/ Monte H. Baier
Monte H. Baier
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement between K2 Inc. and Mr. Richard J. Heckmann, dated as of February 12, 2007

10.2	Employment Agreement between K2 Inc. and Mr. J. Wayne Merck, dated as of February 12, 2007

99.1	Press release dated February 16, 2007 announcing the appointment of Richard J. Heckmann as Executive Chairman and J. Wayne Merck as Chief Executive Officer

99.2	Press release dated February 16, 2007 announcing the record and meeting dates for the Company’s 2007 annual meeting of shareholders

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